EXHIBIT 5.1

                             RICHARDSON & PATEL LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                October 27, 2004


Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614


Re: Registration of Form SB-2


Ladies and Gentlemen:

We have acted as counsel to Composite Technology Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 24,147,000 shares of the Company's common stock, par value $0.001 (the "Shares"). In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon exercise of the warrants and upon conversion of the debentures and the interest thereon, will be legally issued, fully paid, and nonassessable.

This opinion opines upon Nevada law including the statutory provisions, all applicable provision of the Nevada Constitution and reported judicial decisions interpreting those laws.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Experts" in the registration statement.


Very truly yours,


                                RICHARDSON & PATEL LLP


                                By: /s/ Nimish Patel, Esq.
                                    ------------------------------
                                    Nimish Patel, Esq.